Exhibit 99.1

News Release

Media Contacts:		Investor Contacts:

Merck & Co., Inc.	Ian R. McConnell	Eva Borrato
	(908) 423-3046	(908) 423-5185

Medarex, Inc.	Nichol Ochsner	Laura S. Choi
	(609) 430-2880 x2214	(609) 430-2880 x2216

MBL/UMMS	Mark L. Shelton
(508) 856-2000

Merck & Co., Inc., Medarex, Inc. and Massachusetts Biologic Laboratories

Sign Exclusive Licensing Agreement for Investigational Monoclonal Antibody

Combination for Clostridium Difficile Infection

WHITEHOUSE STATION N.J., PRINCETON, N.J. and JAMAICA PLAIN, Mass., April 21, 2009 — Merck & Co., Inc., (through an affiliate), Medarex, Inc. (NASDAQ: MEDX) and Massachusetts Biologic Laboratories (MBL) of the University of Massachusetts Medical School (UMMS) today announced that they have signed an exclusive worldwide license agreement for CDA-1 and CDB-1 (also known as MDX-066/MDX-1388 and MBL-CDA1/MBL-CDB1), an investigational fully human monoclonal antibody combination developed to target and neutralize Clostridium difficile toxins A and B, for the treatment of C. difficile infection (CDI). CDA-1 and CDB-1 were co-developed by Medarex and MBL.

Under the terms of the agreement, Merck gains worldwide rights to develop and commercialize CDA-1 and CDB-1.  Medarex and MBL will receive an upfront payment of $60 million and are potentially eligible to receive additional cash payments up to $165 million upon achievement of certain milestones associated with the development and approval of a drug candidate covered by this agreement.  Upon commercialization, Medarex and MBL will also be eligible to receive double-digit royalties on product sales and milestones if certain sales targets are met.  In accordance with the co-development agreement between Medarex and MBL, all payments will be divided equally.

The incidence of C. difficile infection (CDI) in the U.S. is rapidly increasing, with rates doubling from 2000 to 2005.  The Centers for Disease Control and Prevention has projected that there will be as many as 750,000 cases of CDI per year by 2010(i).

“C. difficile infection is the primary cause of infectious diarrhea in hospitalized elderly patients in developed countries,” said Tony Ford-Hutchinson, Ph.D., senior vice president and franchise head, Infectious Diseases and Vaccines, Merck Research Laboratories.  “This agreement underscores Merck’s ongoing commitment to infectious disease and our strategy of licensing promising candidates with the potential to address serious unmet medical needs.”

“Discovering and developing an effective new treatment for a significant public health threat is the mission of MBL,” said Donna Ambrosino, M.D., executive director of MBL and professor of pediatrics at UMMS.  “We are delighted that through this license agreement this candidate will advance towards final clinical studies and thus will potentially be available to patients in the shortest possible time.”

“This agreement exemplifies our ability to execute our corporate strategy combining creative science with an industry-leading platform to successfully enter into partnerships that are financially attractive and value-enhancing,” said Howard H. Pien, chairman and chief executive officer of Medarex. “We will continue to invest in our growing pipeline of innovative product candidates to address significant unmet medical needs, advance them to proof-of-concept and explore strategic options, either through partnership or by advancing the candidate ourselves, that would create long-term value for Medarex shareholders.”

Top-line results from a Phase II multicenter, randomized, double-blind, placebo-controlled trial evaluating CDA-1/CDB-1 provided evidence of a statistically significant reduction in the rate of recurrence of CDI compared with placebo.  In the study, 200 patients symptomatic with an acute episode of CDI receiving standard of care antibiotics (metronidazole or vancomycin) were randomized to receive intravenous CDA-1/CDB-1 or intravenous placebo.  An oral presentation of the Phase II data is scheduled at the upcoming Digestive Disease Week (DDW) in Chicago on June 2, 2009 at 2:15 p.m. local time.

About CDA-1 and CDB-1

CDA-1 and CDB-1 (also known as MDX-066/MDX-1388 and MBL-CDA1/MBL-CDB1) are novel, fully human antibodies that were developed by MBL and Medarex to target and neutralize the effects of toxin A and toxin B, respectively, the toxins produced by the bacterium C. difficile and which are associated with a serious and sometimes deadly form of diarrhea called C. difficile associated diarrhea.  Published epidemiologic studies of hospitalized patients at risk for CDI have shown a positive correlation between detectable levels of antibodies in the blood to both toxins A and B and protection from disease or relapse.

About Clostridium difficile infection (CDI)

C. difficile is a spore-forming bacterium that is common in the environment and can colonize the gastrointestinal (GI) tract.  It can be easily spread among hospitalized patients and residents of long-term care facilities, but also can be found in otherwise healthy individuals in the community.  The disease most often develops in the presence of antibiotics administered for other infections, in which the complex microbial makeup of the GI tract is altered, and C. difficile spores may germinate, grow, and produce toxins A and B.  The toxins cause damage to the GI tract lining in the colon, resulting in severe diarrhea, and may lead to perforation of the colon and/or death. Treatment of severe disease requires administration of additional antibiotics to kill the C. difficile bacteria, but because of the persistence of spores, as well as the difficulty for the intestinal flora to re-normalize in the setting of antibiotics, relapse/recurrence of CDI is common, and is estimated to occur in 20 percent of cases, with post-therapy recurrence rates as high as 60 percent.  Recurrence can be difficult to manage and is a challenging complication of CDI; however, the use of non-antibiotic based approaches to neutralize C. difficile toxins may be important options to facilitate recovery of the GI flora.

More information on CDI can be found at: www.cdc.gov/ncidod/dhqp/id_Cdiff.html

About Merck

Merck & Co., Inc. is a global research-driven pharmaceutical company dedicated to putting patients first.  Established in 1891, Merck discovers, develops, manufactures and markets vaccines and medicines to address unmet medical needs.  The Company devotes extensive efforts to increase access to medicines through far-reaching programs that not only donate Merck medicines but help deliver them to the people who need them.  Merck also publishes unbiased health information as a not-for-profit service.  For more information, visit www.merck.com.

About Massachusetts Biologic Laboratories

The Massachusetts Biologic Laboratories is the only non-profit FDA- licensed manufacturer of vaccines and other biologic products in the United States. MBL produces 30 percent of the U.S. tetanus/diphtheria vaccine supply.  In addition to the C. difficile program, MBL has discovered and developed human monoclonal antibodies for rabies and Hepatitis C, which are expected to enter clinical trials in 2009.  The MBL was established in 1894 and since then the MBL’s mission has been to improve public health through applied research, development and production of biologic products.  MBL has been a part of the University of Massachusetts Medical School since 1997.

About The University of Massachusetts Medical School

The University of Massachusetts Medical School is one of the fastest growing academic health centers in the country and has built a reputation as a world-class research institution, consistently producing noteworthy advances in clinical and basic research.  The Medical School attracts more than $200 million in extramural research funding annually.  Visit www.umassmed.edu for additional information.

About Medarex

Medarex is a biopharmaceutical company focused on the discovery, development and potential commercialization of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune disorders and infectious diseases.  Medarex applies its UltiMAb® technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody product candidates for itself and its partners.  Over forty of these therapeutic product candidates derived from Medarex technology are in human clinical testing or have had INDs submitted for such trials, with the most advanced product candidates currently in Phase III clinical trials, the subject of regulatory applications for marketing authorization or approved in Canada and Europe.  Medarex is committed to building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs.  For more information about Medarex, visit its website at www.medarex.com.

Forward-Looking Statement for Merck & Co., Inc.

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements.  The forward-looking statements may include statements regarding product development, product potential or financial performance.  No forward-looking statement can be guaranteed and actual results may differ materially from those projected.  Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.  Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of Merck’s Form 10-K for the year ended Dec. 31, 2008, and in any risk factors or cautionary statements contained in the Company’s periodic reports on Form 10-Q or current reports on Form 8-K, which the Company incorporates by reference.

Medarex Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  Statements that are not historical facts, such as statements preceded by, followed by or including the words “expect”; “may”; “projected”; “estimated”; “suggest”; or “potential”; or similar statements are forward-looking statements.  Medarex disclaims, however, any intent or obligation to update these forward-looking statements.  Risks and uncertainties include risks associated with the development of MDX-066 and MDX-1388, uncertainties related to the outcome of clinical trials, as well as risks detailed from time to time in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and its quarterly reports on Form 10-Q.  Copies of Medarex’s public disclosure filings are available from its investor relations department.

Medarex®, the Medarex logo and UltiMAb® are registered trademarks of

Medarex, Inc. All rights are reserved.

(i) Cohen, MB.  Journal of Pediatric Gastroenterology and Nutrition, 48:S63-S65; 2009.